UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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BIOMERICA, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 12, 2025

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of BIOMERICA, INC., a Delaware corporation (herein called the “Company” or “our”), will be held on DECEMBER 12, 2025, at 10:00 a.m., Pacific Time (the “Annual Meeting”). The Annual Meeting will be held both virtually via the internet at www.virtualshareholdermeeting.com/BMRA2025 and in person at our offices, 17571 Von Karman Avenue, Irvine, California 92614.

At the meeting, you will be asked to consider and vote upon the following matters:

1.	To elect five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The proxy statement which accompanies this Notice includes the names of the nominees to be our Board of Directors (the “Board”) for election;

2.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement;

3.	To ratify the selection of Haskell & White LLP as our independent registered public accounting firm for our fiscal year ending May 31, 2026;

4.	To approve an amendment to our 2024 Stock Incentive Plan (the “2024 Incentive Plan”) to increase the number of shares of common stock authorized for issuance under the 2024 Incentive Plan by 200,000 shares;

5.	To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Articles”) to authorize the Board, at their discretion, to effect an increase in the number of authorized shares of our common stock from 25,000,000 to 300,000,000;

6.	To approve an adjournment of the Annual Meeting; and

7.	To transact such other business which may properly come before the Annual Meeting and any adjournment thereof.

You will be able to attend the Annual Meeting either virtually or in person. In accordance with the provisions of our bylaws, the Board has fixed the close of business on October 15, 2025, as the record date for the determination of the holders of our common stock, $0.08 par value per share, entitled to notice of and to vote at our Annual Meeting.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our shareholders rather than in paper form. As a result, on or about October 20, 2025, we are mailing to our stockholders, other than those who previously requested electronic or paper delivery of proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”) for the fiscal year ended May 31, 2025. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and a form of proxy card or voting instruction card. It is very important that your shares are represented and voted at the Annual Meeting. As explained in further detail in the Notice, your shares may be voted via a toll-free telephone number, on the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Your proxy card will not be used if you are present at the Annual Meeting and prefer to vote in person, or if you revoke your proxy.

By Order of the Board of Directors,

/S/ ZACKARY S. IRANI
ZACKARY S. IRANI,
Chief Executive Officer and Director

Irvine, California

October 20, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2025

The Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended May 31, 2025 are available free of charge on our website at www.biomerica.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, California 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Biomerica, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), in connection with the solicitation of proxies for use at the our Annual Meeting of Stockholders to be held on December 12, 2025, at 10:00 a.m., Pacific Time (the “Annual Meeting”) or at such other time and place to which the Annual Meeting may be adjourned or postponed. The Annual Meeting will be held both virtually via the internet at www.virtualshareholdermeeting.com/BMRA2025 by using the 16-digit control number on the proxy card or voting instruction form that accompanied the proxy materials or by attending live at our principal executive office, 17571 Von Karman Avenue, Irvine, California 92614. The Annual Meeting has been called for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders (the “Notice”). Our proxy materials, including this Proxy Statement and form of proxy card or voting instruction form and the Notice of Annual Shareholders Meeting, are being provided to shareholders beginning on October 20, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 12, 2025.

Our proxy materials, including our Proxy Statement for the Annual Meeting, our annual report for the fiscal year ended May 31, 2025, and proxy card are available on the Internet at www.proxyvote.com, and at the SEC’s website at www.sec.gov. Under the Securities and Exchange Commission (the “SEC”) rules, we are pleased to take advantage of notice and access and to furnish proxy materials to our stockholders over the Internet.

RECORD DATE AND OUTSTANDING SHARES

The close of business on October 15, 2025, has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there was outstanding and entitled to vote an aggregate of 2,947,966 shares of the Company’s common stock, $0.08 par value per share (the “Common Stock”), held of record by approximately 860 stockholders. However, the actual number of shareholders is unknown as brokers and other institutions hold the majority of the Company’s stock on behalf of other beneficial owners.

VOTING RIGHTS, QUORUM, & VOTES REQUIRED

The presence, in-person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock held on the Record Date and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting.

A broker non-vote occurs when a broker holding shares in street name for a beneficial owner does not receive instructions from the beneficial owner about how to vote its shares. Under applicable law and the listing rules of the Nasdaq Capital Market (“Nasdaq”), brokers have the discretion to vote on routine matters (Proposal Nos. 3, 5, and 6) without instructions from the beneficial owner. If a beneficial owner does not provide its broker instructions on how to vote its shares on non-routine matters (Proposal Nos. 1, 2, and 4), no votes will be cast on its behalf with respect to those proposals. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of abstentions and broker non-votes on each of the proposals, are as follows:

PROPOSAL	VOTING REQUIREMENT	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES

Proposal No. 1:

To elect five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal.

	Each director nominee shall be elected by a plurality vote of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the election of directors	A “WITHHOLD” vote will have no effect on the outcome of this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 3: To ratify the selection of Haskell & White LLP as our independent registered public accounting firm for our fiscal year ending May 31, 2026.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

Proposal No. 4: To approve an amendment to our 2024 Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2024 Incentive Plan by 200,000 shares	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 5:

To approve an amendment to the Articles to authorize the Board, at their discretion, to effect an increase in the number of authorized shares of our Common Stock from 25,000,000 to 300,000,000.

	Requires the affirmative vote of the majority of the votes cast.	An “ABSTAIN” vote will not be included in the total number of votes cast and will have no effect on the outcome of the vote on this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

Proposal No. 6: To approve an adjournment of the Annual Meeting.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions, and broker non-votes.

ATTENDANCE AT MEETING

All stockholders of record at the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

Attendance at the Annual Meeting shall be either via the internet at www.virtualshareholdermeeting.com/BMRA2025 using the 16-digit control number on the proxy card or voting instruction form that accompanied the proxy materials or in person at our offices located at 17571 Von Karman Avenue, Irvine, California 92614.

The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on December 12, 2025. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the Annual Meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about October 20, 2025. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting at www.virtualshareholdermeeting.com/BMRA2025. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We have retained Broadridge Financial Solutions to host our virtual Annual Meeting and to distribute proxies and receive, count and tabulate votes.

HOW TO VOTE

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically or in person, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote. Your nominee has sent you instructions on how to direct the nominee’s vote. You may submit a proxy to vote by following those instructions.

Vote on the Internet

If you are a stockholder of record, you may submit your vote via the internet by following the instructions provided in your Notice. Have your proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. Internet voting facilities will be available on or about October 20, 2025 and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 11, 2025.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing the telephone number shown on your Notice. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities will be available on or about October 20, 2025 and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 11, 2025.

Vote by Mail

You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m., Eastern Time, on December 11, 2025.

Voting at the Annual Meeting

You will have the right to vote on the day of, or during, the Annual Meeting by attending the meeting in person or by visiting www.virtualshareholdermeeting.com/BMRA2025. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

APPRAISAL RIGHTS

Under Delaware General Corporation Law (the “DGCL”), stockholders are not entitled to any appraisal rights with respect to the approval of any of the proposals described in this Proxy Statement.

PERSONS MAKING THE SOLICITATION

The Company, on behalf of the Board, is soliciting the proxy accompanying this Proxy Statement for use at the Annual Meeting. The Company will bear the cost of solicitation, including, preparing, assembling, and mailing the proxy materials. Some of our directors, officers, and employees of the Company may solicit proxies by mail, telephone, or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of the Company’s Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

TERMS OF THE PROXY

The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the proxy. The proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the proxy is executed properly and is received by the Company prior to the Annual Meeting, the shares represented by the proxy will be voted accordingly. A proxy may be revoked at any time prior to its exercise (i) by resubmitting their vote online or by telephone or (ii) by attending the Annual Meeting and electing to vote at the Annual Meeting.

DELIVERY OF PROXY MATERIALS

Pursuant to rules adopted by the SEC, we provide access to the proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders owning shares of our common stock as of the Record Date on or about October 20, 2025. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and a form of proxy card or voting instruction card. In addition, the Notice will provide stockholders with instructions on how to request to receive proxy materials in printed form by mail or by e-mail on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message each successive year with instructions containing a link to those materials and a link to the proxy voting website.

Our proxy materials are also available free of charge on our website at www.biomerica.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the October 17, 2025, certain information as to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding Common Stock, (ii) each director, including director nominees, and each of our Named Executive Officers (as defined under “Executive Compensation of Named Executive Officers”), and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her. Unless otherwise indicated, the address of each beneficial owner is 17571 Von Karman Avenue, Irvine, California 92614.

5% or Greater Stockholders

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Zackary Irani	253,492	8.3%

Directors and Named Executive Officers

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Zackary Irani (2)	253,492	8.3%
Allen Barbieri (3)	85,418	2.8%
Jane Emerson, M.D., Ph.D. (4)	63,500	2.1%
Gary Lu (5)	35,626	1.2%
David Moatazedi (6)	36,188	1.2%
Eric Bing Chin (7)	10,000	0.3%
Gary Huff (8)	-	0.0%
All executive officers and directors as a group (seven persons)	543,698	18.0%

*Percentage of shares beneficially owned does not exceed 1.0% of our outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Any shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group. Percentage ownership for each named beneficial owner, and the ownership of the directors and executive officers as a group, is based 2,947,966 shares outstanding as of October 17, 2025, plus the shares the named person and group has a right to acquire within 60 days of October 17, 2025 pursuant to options, warrants, conversion privileges or other rights and privileges.

(2) Includes 86,859 shares underlying stock options exercisable by Mr. Zackary Irani at or within 60 days of October 17, 2025, and 7,813 shares of restricted stock held by Mr. Irani that are scheduled to vest on December 13, 2025.

(3) Includes 48,125 shares underlying stock options exercisable by Mr. Allen Barbieri at or within 60 days of October 17, 2025, and 13,750 shares of restricted stock held by Mr. Barbieri that are scheduled to vest on December 13, 2025.

(4) Includes 33,375 shares underlying stock options exercisable by Dr. Jane Emerson at or within 60 days of October 17, 2025, and 10,625 shares of restricted stock held by Dr. Emerson that are scheduled to vest on December 13, 2025.

(5) Includes 11,094 shares underlying stock options exercisable by Mr. Gary Lu at or within 60 days of October 17, 2025, and 5,157 shares of restricted stock held by Mr. Lu that are scheduled to vest on December 13, 2025.

(6) Includes 14,938 shares underlying stock options exercisable by Mr. David Moatazedi at or within 60 days of October 17, 2025, and 10,625 shares of restricted stock held by Mr. Moatazedi that are scheduled to vest on December 13, 2025.

(7) Mr. Eric Bing Chin joined the Board in June 2025. He has no stock options exercisable at or within 60 days of October 17, 2025, and holds 10,000 shares of restricted stock that are scheduled to vest on December 13, 2025.

(8) Mr. Gary Huff joined the Board on October 7, 2025.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

DIRECTORS

Pursuant to the Company’s bylaws, the Board of Directors of the Company (the “Board”) is granted the power to set the number of directors at no less than three and no more than nine members. The size of the Board is currently set at six directors, however, the Board has approved a reduction in the size of the Board to five members to be effective as of the Annual Meeting. The following five directors have been nominated for re-election at the Annual Meeting: Mr. Zackary Irani, Mr. Allen Barbieri, Mr. Eric Bing Chin, Mr. Gary Huff, and Mr. David Moatazedi.

A proxy cannot be voted for a greater number of directors than the five (5) nominees identified in this Proxy Statement. Each director of the Company is elected annually and holds office for the ensuing year and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. In the event that any of our directors become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board or the number of directors may be reduced accordingly.

The following table sets forth the name and current age of each director nominee, the year he or she was first elected, and his or her current position(s) with the Company. The Company does not pay a fee to any third party to identify potential nominees. The Board has not received recommended nominees from a stockholder and none of our directors, director nominees or executive officers were selected pursuant to any arrangement or understanding, other than with our directors and executive officers acting within their capacity as a director or an executive officer. There are no family relationships among any of our directors, director nominees, or executive officers.

Name	Age	Director Since	Positions Held
Zackary Irani	59	1997	Chief Executive Officer and Director
Allen Barbieri	67	1999	Executive Vice-Chairperson of the Board and Corporate Secretary
Eric Bing Chin	45	2025	Director, Chairperson of Audit Committee and Member of Nominating and Governance and Compensation Committees
Gary Huff	58	2025	Director, Chairperson of the Nominating and Corporate Governance Committee and Member of Audit and Compensation Committees
David Moatazedi	47	2023	Director, Chairperson of Compensation Committee and Member of Audit and Nominating and Governance Committees

Background of Nominees

Zackary Irani

Mr. Zackary Irani has served as a Director, Chief Executive Officer of the Company since April 1997. Until June 2024, Mr. Irani served as the Chairperson of the Board from April 1997. Prior to that time, Mr. Zackary Irani served as the Company’s Vice-President of Business Development. He has been an employee of the Company since 1986. During the fiscal years 2008 and 2009, Mr. Irani also served as Chairperson of the Board of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico, and served as Lancer’s Chief Executive Officer from April 1997 until April 2004. Mr. Irani holds a BS degree and an MBA degree from the University of California, Irvine - The Paul Merage School of Business.

We believe Mr. Irani is qualified to serve on our Board because of his service as the Chief Executive Officer of the Company, his extensive knowledge of the Company’s business and operations, his financial expertise, his education, and his knowledge of the business sector in which the company competes.

Allen Barbieri

Mr. Allen Barbieri served as an Executive Director and as Vice Chairperson and Corporate Secretary of the Company since August 2020. Since January 2022, Mr. Barbieri has also concurrently served as the Chief Executive Officer of Küleon LLC, a small private biotech company engaged in development of therapeutic drugs targeting neurologic disorders. From October 1999 through August 2020, Mr. Allen Barbieri also served as an outside independent director of the Company From March 2015 to April 2022, Mr. Allen Barbieri served as a member of the board of directors of CareTrust REIT, Inc. (NYSE:CTRE), a large publicly traded real estate investment trust, where he served as Chairman of the Corporate Governance and Nominating Committee and as a member of the Audit and Compensation Committees. From January 2010 to March 2018, Mr. Allen Barbieri served as the Chief Executive Officer of Biosynthetic Technologies, a privately held, renewable specialty chemicals company, with BP and Monsanto as primary owners. Prior to that, from April 2004 to September 2009, Mr. Barbieri served as the Chief Executive Officer of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico. From 1998 to 1999, he served as President and Chief Financial Officer of BUY.COM, a major internet retailer, and from 1994 to 1999 Mr. Barbieri was President and Chief Executive Officer of Pacific National Bank. Mr. Allen Barbieri holds an MBA from Massachusetts Institute of Technology (MIT).

We believe Mr. Allen Barbieri is qualified to serve on our Board due to his extensive knowledge of the Company’s business and operations, his financial expertise in investment banking and experience as a Chief Executive Officer and Chief Financial Officer of public and private institutions, his education, and his prior experience as a board member of numerous public and private companies.

Eric Bing Chin, CPA

Mr. Eric Bing Chin, CPA has served as a Director of the Company since June 2025. Mr. Chin has served as the Chief Financial Officer of Akido Labs, Inc. since January 2023 and as a board member, Treasurer, and Secretary of Rhode Island Primary Care Physicians Corporation since December 2023. From 2018 to 2022, Mr. Chin served as Chief Financial Officer at Astrana Health, a publicly traded company and member of the S&P SmallCap 600. From 2011 to 2018, Mr. Chin served in finance leadership positions within Public Storage and Alexandria Real Estate Equities, both of which are publicly traded and members of the S&P 500. From 2002 to 2011, Mr. Chin was a practicing CPA with EY, a global public accounting firm. Mr. Chin holds a BA degree from UCLA.

Mr. Chin serves as an advisory board member for AI 2030, a fundraiser for the American Heart Association’s Executives with Heart, and a fundraiser for the Covenant House of Los Angeles. He also actively volunteers as a mentor for the UCLA Alumni mentoring program. Mr. Chin is also a Member of the Healthcare Financial Management Association, a Charter Member of The F-Suite, and a member of the National Association of Corporate Directors.

We believe Mr. Chin is qualified to serve on our Board due to his education, his financial expertise, his experience as a Chief Financial Officer of healthcare companies, his professional experience, and his prior experience serving as a member of the board of directors of a healthcare company.

Gary Huff

Mr. Gary Huff has served as a Director of the Company since October 2025. Since 2019, Mr. Huff has served as the President of Take Charge, LLC, a laboratory business advisory firm that he founded. Prior to founding Take Charge, LLC, Mr. Huff has held several executive roles, including Chief Executive Officer of LabCorp Diagnostics, Chief Executive Officer of Baylor Genetics, and Chief Operating Officer of Solstas Lab Partners. His background includes working with Fortune 500 companies and leading various types of laboratories, from public and private equity-backed organizations to health system-owned entities. Mr. Huff holds a Bachelor of Arts in general studies/psychology from Indiana University.

We believe Mr. Huff is qualified to serve on our Board due to his education and his extensive and successful leadership experience in large clinical labs, private equity, and academic institutions and his service on various healthcare boards and his reputation for guiding organizations through significant challenges.

David Moatazedi

Mr. David Moatazedi has served as a Director of the Company since September 2020. Mr. Moatazedi has served as the President and Chief Executive Officer, and as a member of the of board of directors of Evolus, Inc. (“Evolus”) (NASDAQ: EOLS), since May 2018. Evolus is a publicly traded life sciences company headquartered in Orange County, California, with a market capitalization of approximate $500 million. From March 2017 to June 2020, Mr. Moatazedi also served as an independent board member of Obalon Therapeutics, a publicly traded life sciences company that was later merged into ReShape Lifesciences Inc. From 2016 to 2018, Mr. Moatazedi served as Senior Vice President at Allergan Inc. (“Allergan”), and head of the U.S. Medical Aesthetics division. Mr. Moatazedi also worked in various other leadership positions within Allergan since 2005, including Vice President, Sales and Marketing of the U.S. Facial Aesthetics, and the U.S. Plastic Surgery Divisions. Before Allergan, from 2000 to 2005 Mr. Moatazedi was a district manager for Novartis Pharmaceuticals, a multinational pharmaceuticals company. Mr. David Moatazedi holds, an MBA from Pepperdine University and a BA degree from California State University, Long Beach.

We believe Mr. Moatazedi is qualified to serve on our Board due to his education, his financial expertise, his experience as a Chief Executive Officer of a publicly traded life sciences company, his professional experiences, and his prior experience serving as a member of the board of directors of a public life science company.

BOARD DIVERSITY

The diversity of the Company’s Board is listed below and is reviewed annually by the Board.

Board Diversity Matrix (as of October 17, 2025)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Vote Required and Board Recommendation

Each director nominee shall be elected by a plurality vote of the stockholders of the Company present in person or by proxy at the Annual Meeting and entitled to vote.

Our Board Recommends that the Stockholders Vote “FOR” the Election of Each of the Five Director Nominees.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position(s)
Zackary Irani	59	Chief Executive Officer
Allen Barbieri	67	Executive Vice Chairperson
Gary Lu	45	Chief Financial Officer

The following provides certain biographical information with respective to each of our executive officers who is not a director.

Zackary Irani	Mr. Zackary Irani’s background is discussed above under the heading “Background of Nominees.”

Allen Barbieri	Mr. Allen Barbieri’s background is discussed above under the heading “Background of Nominees.”

Gary Lu	Mr. Gary Lu has served as the Chief Financial Officer of the Company since March 2023. Mr. Gary Lu brings over 20 years of diverse extensive experience with SEC publicly traded and privately held companies in corporate strategy, financial management, operations, fundraising, and merger and acquisition activities. Prior to joining the Company, from September 2019 to February 2023, Mr. Gary Lu served as the Controller and Vice President of Finance at Happy Money, a leading platform for unsecured lending. From January 2019 to September 2019, Mr. Gary Lu served as Controller and Vice President of Finance at Verb Technology Company, Inc. (NASDAQ: VERB), a software company. From January 2015 to January 2019, Mr. Gary Lu served as Vice President Southwest Corporate Controller at FirstService Residential Management, Inc., a property management company, and the largest subsidiary of FirstService Corporation (NASDAQ: FSV). From October 2014 to January 2015, he served as the Corporate Controller and Head of Finance at Hoag Orthopedic Institute, LLC, a nationally ranked organization for orthopedic care. From December 2008 to October 2014, he served within various finance cross-disciplined roles at Broadcom Inc. (NASDAQ: AVGO), a semi-conductor manufacturing company. Mr. Gary Lu began his career at Ernst & Young, LLP, a professional services company, where he served as an Assurance Manager from September 2003 to November 2008, and provided assurance services to both publicly traded and private company clients of the firm. Mr. Gary Lu is a certified public accountant and received a BA in Economics and Accounting from the University of California, Los Angeles (UCLA).

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board maintains an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. For the fiscal year ended May 31, 2025, the Board held eight in-person or telephonic Board meetings, three of which were strategy and update meetings with management, and acted by unanimous written consent three times. The Audit Committee held seven meetings; the Compensation Committee held four meetings; and the Nominating and Corporate Governance Committee held four meetings. During the fiscal year ended May 31, 2025, all directors attended 75% or more of the aggregate meetings of the Board and the Committees on which they served.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has a Nominating and Corporate Governance Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Company has a standing Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise arise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. The Governance Committee will consider candidates recommended by current directors, professional search firms, stockholders or other persons.

To select a director candidate, the Governance Committee undergoes a series of discussions and review of the candidates. Once the Governance Committee has identified a prospective nominee, the Governance Committee will evaluate the prospective nominee in the context of the then current composition of the Board and will consider a variety of other factors, including the prospective nominee’s public company experience, corporate governance experience, business, technology, strategy, and industry experience, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board. The Board seeks to identify nominees who possess a diverse range of experience, skills, areas of expertise, industry knowledge, business judgment, and professional ethics and values. Although the Governance Committee does not have a formal policy with respect to diversity, it has a well-established process to identify director nominees, and considers diversity when evaluating candidates for director nominees. The Board does not evaluate stockholder nominees differently than any other nominee.

Our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the nomination. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading “Date For Submission of Stockholder Proposals For Next Annual Meeting.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director for the Company if elected at the next annual meeting, a description of all arrangements or understandings between the nominating stockholder and the nominee, and certain other information about the nominating stockholder and the nominee.

The Governance Committee met four times during the fiscal year ended May 31, 2025. For the fiscal year ended May 31, 2025, the Committee consisted of Dr. Jane Emerson, Mr. David Moatazedi and Ms. Catherine Coste with Dr. Jane Emerson serving as Chairperson of the Governance Committee. Following our fiscal year end, on June 4, 2025, Ms. Catherine Coste resigned as an independent member of the Board, thereby vacating her position as a member of the Governance Committee. On the same date, the Board appointed Mr. Eric Bing Chin to serve as an independent member of the Board and also as a member of the Governance Committee filling the vacancy created by Ms. Coste’s resignation. On October 7, 2025, Mr. Gary Huff was appointed to serve as a member of the Governance Committee. After the Annual Meeting, it is anticipated that Mr. Gary Huff will serve as Chair of the Governance Committee and Mr. David Moatazedi and Mr. Eric Bing Chin will remain members.

COMPENSATION COMMITTEE

The Company has a Compensation Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Compensation Committee is responsible for assisting the Board in discharging its responsibilities regarding the compensation of our employees and directors. The specific duties of the Compensation Committee include, among other matters: reviewing and approving executive compensation; evaluating our executive officers’ performance; setting the compensation levels of our executive officers; setting our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board for annual compensation of directors; and making recommendations to our Board regarding our overall compensation structure, policies and programs.

The Compensation Committee may delegate authority to the chief executive officer or the chief financial officer to grant equity incentive plan awards to our non-executive employees consistent with the parameters approved in advance by the compensation committee.

Historically, our Chief Executive Officer and Executive Vice-chairperson have provided input and recommendations to the Compensation Committee on the compensation of executive officers and members of the Board. In addition, representatives from our executive management team finance function have provided information or recommendations to the Compensation Committee regarding design of any cash and equity incentive programs. Also, while the Compensation Committee does not officially retain an executive compensation consultant, it does obtain industry and peer-group compensation information from certain national compensation consulting firms and other industry resources. The Compensation Committee reviews all of this input and information in determining and setting director and executive officer compensation plans. All decisions affecting executive officer compensation are made by the Compensation Committee, in its sole discretion.

The Compensation Committee met four times during the fiscal year ended May 31, 2025. One Compensation Committee meeting was held without management, and three Compensation Committee meetings were held with management attending at least a portion of the meeting. For the fiscal year-end May 31, 2025, the Compensation Committee was comprised of Mr. David Moatazedi, Dr. Jane Emerson and Ms. Catherine Coste, with Mr. David Moatazedi serving as Chairperson of the Compensation Committee. Following our fiscal year end, on June 4, 2025, Ms. Catherine Coste resigned as an independent member of the Board, thereby vacating her position as a member of the Compensation Committee. On the same date, the Board appointed Mr. Eric Bing Chin to serve as an independent member of the Board and also as a member of the Compensation Committee filling the vacancy created by Ms. Coste’s resignation. On October 7, 2025, Mr. Gary Huff was appointed to serve as a member of the Compensation Committee. It is anticipated that Mr. David Moatazedi will continue to serve as Chairperson of the Compensation Committee after the Annual Meeting, and Mr. Gary Huff and Mr. Eric Bing Chin will remain members.

AUDIT COMMITTEE

The Company has an Audit Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent auditor. The Audit Committee also has the ability to retain, at the Company’s expense and without further approval of the Board, special legal, accounting, or other consultants or experts that it deems necessary in the performance of its duties.

The Audit Committee met seven times during the fiscal year ended May 31, 2025. For the fiscal year ended May 31, 2025, the Audit Committee consisted of Ms. Catherine Coste, Mr. David Moatazedi, and Dr. Jane Emerson with Ms. Catherine Coste serving as Chairperson of the Audit Committee. Following our fiscal year end, on June 4, 2025, Ms. Catherine Coste resigned as an independent member of the Board, thereby vacating her position as Chairperson of the Audit Committee. On the same date, the Board appointed Mr. Eric Bing Chin to serve as an independent member of the Board and also as the Chairperson of the Audit Committee filling the vacancy created by Ms. Coste’s resignation. On October 7, 2025, Mr. Gary Huff was appointed to serve as a member of the Audit Committee. It is anticipated that Mr. Eric Bing Chin will serve as the Chairperson of the Audit Committee after the Annual Meeting, and Mr. Gary Huff and Mr. David Moatazedi will remain members. The Board has determined that Mr. Eric Bing Chin qualifies as an “audit committee financial expert” and that each member of the Audit Committee is financially literate. All members of the Audit Committee meet the independence standards set forth in applicable Securities and Exchange Commission (“SEC”) and Nasdaq rules.

DIRECTOR INDEPENDENCE

The Board reviews the independence of each director when he or she is elected to the Board and monitors their independence on a continual basis. The Board considers the transactions and relationships between each member and the Company in determining independence. The Board determines independence based on the definition of “Director Independence” as defined by SEC rules and as determined in accordance with Rule 5605 of the Marketplace Rules of Nasdaq. Based upon that review, the Board has affirmatively determined that Mr. Eric Bing Chin, Mr. David Moatazedi, Mr. Gary Huff, and Dr. Jane Emerson are independent, (collectively, the “Independent Directors”).

BOARD LEADERSHIP STRUCTURE

The Board selects a Chairperson and/or a Vice Chairperson in a manner it determines to be in the best interests of the Company. It is in the Board’s discretion to determine whether the same individual should serve as both the Chief Executive Officer and Chairperson of the Board or whether those roles should be separated. This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective in then-prevailing circumstances and to select the individual it considers to be best-suited to serve as Chairperson of the Board at any particular time. At this time, the Board has appointed an Executive Vice Chairperson and has not appointed a person to serve as the Chairperson of the Board.

BOARD ROLE IN RISK OVERSIGHT

The Board is responsible for oversight of material risks facing the Company, including financial, cybersecurity, and compliance risks, while our management team is responsible for the day-to-day management of risk. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee and the Compensation Committee, which are comprised entirely of independent directors. The Audit Committee and the Compensation Committee respectively report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees.

Financial, Compliance and Controls Risks

The Audit Committee has scheduled periodic and annual reviews and discussions with management regarding significant risk exposures and incident metrics, including those relating to global financial, accounting, and treasury matters, internal audit and controls, and legal and regulatory compliance. These discussions cover the steps management has taken to monitor, control, and report such exposures, as well as the Company’s policies with respect to risk assessment and risk management.

Employee Compensation Risks

The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The Company’s management and the Compensation Committee have assessed the risks associated with the Company’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards, our emphasis on at-risk equity-based compensation, discrepancies in the values of equity-based compensation depending on employee tenure relative to increases in stock price over time and the potential impact of such factors on the retention or decision-making of our employees, particularly our senior management. Based on the results of this assessment, the Company does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE AUDIT COMMITTEE

The information in this Report of the Audit Committee is not deemed “soliciting material” or to be “filed” with the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) including Auditing Standard No. 1301, “Communication with Audit Committees,” and the SEC. The Audit Committee has discussed with the independent auditors their independence from management and the Company, and the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB, including Rule 3526 “Communication with Audit Committees Concerning Independence,” and has discussed with the independent auditors its independence from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report for the fiscal year ended May 31, 2025. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors, Haskell & White LLP.

AUDIT COMMITTEE

Mr. Eric Bing Chin (Chair)
Mr. David Moatazedi
Dr. Jane Emerson

EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In December 2024, our Compensation Committee conducted its annual review of our compensation philosophy and made recommendations to the Board, which set the total compensation plan for our Named Executive Officers. This review included certain market data, other factors, and operational performance of the Company. The focus of the Compensation Committee, the Board, and management is aligning management total compensation with shareholder return. As such, the Company pays below market salaries and cash bonuses (when paid) and focuses on equity awards for Named Executive Officers.

Cash Compensation

We use salary to compensate our Named Executive Officers for services rendered during the year and to recognize each of their experience, skills, knowledge, and responsibilities required of each Named Executive Officers. Our Compensation Committee considers adjustments to salary to reflect market conditions and Company results.

Equity Compensation

We view equity awards as the critical element of total compensation of our Named Executive Officers. Although we do not specifically tie any portion of a Named Executive Officer’s equity compensation to Company performance, the Company utilizes incentive stock options and restricted stock as equity awards, the value of which bears a direct correlation to total shareholder return. Stock options issued to Named Executive Officers, often vest over a four-year period. Stock options issued to Named Executive Officers are always issued with an exercise price equal to the then current market price of the Company’s Common Stock. As such, the value in these issued stock options is tied to long-term increases in stockholder value. Further, since issued stock options generally vest over four (4) years, these equity awards serve as a means of retaining our Named Executive Officers, as well as other employees of the Company.

The following table sets forth the total compensation earned by the Company’s Chief Executive Officer, Executive Vice Chairperson and Chief Financial Officer and Secretary (the “Named Executive Officers”) for the fiscal years ended May 31, 2025 and 2024.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($) (4)	Total ($)
Zackary Irani (1),	2025	$122,596	78,438	-	$201,034
Chairman & Chief Executive Officer	2024	$150,000	-	210,103	$360,103
Allen Barbieri (2),	2025	$93,415	34,513	-	$127,928
Director, Executive Vice Chairman & Secretary	2024	$124,583	-	119,400	$243,983
Gary Lu (3),	2025	$260,000	51,769	-	$311,769
Chief Financial Officer	2024	$260,000	-	125,636	$385,636

(1)	As part of cost reduction measures during the fiscal year ended May 31, 2025, Mr. Zackary Irani voluntarily reduced his salary from $150,000 to $75,000 effective August 1, 2024. Effective January 1, 2025, Mr. Irani’s annual base salary was reinstated to $150,000. In the fiscal years ended May 31, 2025 and 2024, there were no management incentive cash bonuses and Mr. Zackary Irani received no issuance of stock. Mr. Zackary Irani was granted a 31,250 share restricted stock awards during the fiscal year ended May 31, 2025. The aggregate grant-date fair value of these restricted stock awards was $78,438, based on the closing market price of the Company’s common stock of $2.51 per share on the date of grant.

(2)	As part of cost reduction measures during the fiscal year ended May 31, 2025, Mr. Allen Barbieri voluntarily reduced his salary from $110,000 to $88,000 effective August 1, 2024. In the previous fiscal year ended May 31, 2024, Mr. Allen Barbieri’s salary was voluntarily reduced from $135,000 to $110,000, effective January 1, 2024. In the fiscal years ended May 31, 2025 and 2024, there were no management incentive cash bonuses and Mr. Allen Barbieri received no issuance of stock. Mr. Allen Barbieri was granted a 13,750 share restricted stock awards during the fiscal year ended May 31, 2025. The aggregate grant-date fair value of this restricted stock awards was $34,513, based on the closing market price of the Company’s common stock of $2.51 per share on the date of grant.

(3)	During the fiscal year ended May 31, 2025, Mr. Gary Lu did not receive a salary increase. In the previous fiscal year ended May 31, 2024, his salary became effective upon his appointment as chief financial officer on March 1, 2023. In the fiscal years ended May 31, 2025 and 2024, there were no management incentive cash bonuses and Mr. Gary Lu received no issuance of stock. Mr. Gary Lu was granted a 20,625 share restricted stock awards during the fiscal year ended May 31, 2025. The aggregate grant-date fair value of this restricted stock awards was $51,769, based on the closing market price of the Company’s common stock of $2.51 per share on the date of grant.

(4)	For additional information as to the assumptions made in valuation, see Note 2 to the Company’s audited financial statements filed with the SEC in our Annual Report.

Employment Agreements

The Company has a written employment agreement with Gary Lu for his role as the Chief Financial Officer of the Company (the “Lu Employment Agreement”). Mr. Lu’s employment is at-will and may be terminated by him or the Company at any time, with or without cause or notice. Pursuant to the Lu Employment Agreement, Mr. Gary Lu is entitled to separation pay under the following circumstances:

i.	Termination by the Company for Cause: If the Company terminates Gary Lu for Cause (as defined in the Lu Employment Agreement), Mr. Lu is entitled to all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination.

ii.	Termination by the Company without Cause: If the Company terminates Mr. Lu without Cause (as defined in the Lu Employment Agreement), Mr. Lu shall be paid all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination. In the event Mr. Lu is terminated by the Company without Cause, including following a Change in Control (as defined by the Lu Employment Agreement), he will be eligible for severance pay that is equal to 12 months of Mr. Lu’s base bay, provided that he executes and does not revoke a customary general release of claims against the Company and its affiliates, officers, directors, agents, and employees (the “Severance Payment”).

iii.	Termination by the Employee with Cause: If Mr. Lu terminates his employment with the Company with Cause, including a termination with Cause following a Change in Control, he will be eligible for a Severance Payment. In the event of a termination of employment by Mr. Lu with Cause following a Change in Control, all unvested stock options previously issued to him shall become immediately vested and exercisable.

The Company has a written employment agreement with Zack Irani for his role as the Chief Executive Officer of the Company (the “Irani Employment Agreement”). Mr. Irani’s employment is at-will and may be terminated by him or the Company at any time, with or without cause or notice. Pursuant to the Irani Employment Agreement, Mr. Irani is entitled to separation pay under the following circumstances:

i.	Termination by the Company for Cause: If the Company terminates Mr. Irani for Cause (as defined in the Irani Employment Agreement), Mr. Irani is entitled to all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination.

ii.	Termination by the Company without Cause: If the Company terminates Mr. Irani without Cause (as defined in the Irani Employment Agreement), Mr. Irani shall be paid all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination. In the event Mr. Irani is terminated by the Company without Cause, including following a Change in Control (as defined by the Irani Employment Agreement), he will be eligible, subject to certain conditions for severance pay that is equal to 12 months of Mr. Irani’s base bay, provided that he executes and does not revoke a customary general release of claims against the Company and its affiliates, officers, directors, agents, and employees (the “Severance Payment”).

iii.	Termination by the Employee with Cause: If Mr. Irani terminates his employment with the Company with Cause, including a termination with Cause following a Change in Control, he will be eligible, subject to certain conditions for a Severance Payment. In the event of a termination of employment by Mr. Irani with Cause following a Change in Control, all unvested stock options previously issued to him shall become immediately vested and exercisable.

The Company has a written employment agreement with Allen Barbieri for his role as the Corporate Secretary and Executive Vice Chairman of the Company (the “Barbieri Employment Agreement”). Mr. Barbieri’s employment is at-will and may be terminated by him or the Company at any time, with or without cause or notice. Pursuant to the Barbieri Employment Agreement, Mr. Barbieri is entitled to separation pay under the following circumstances:

i.	Termination by the Company for Cause: If the Company terminates Mr. Barbieri for Cause (as defined in the Barbieri Employment Agreement), Mr. Barbieri is entitled to all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination.

ii.	Termination by the Company without Cause: If the Company terminates Mr. Barbieri without Cause (as defined in the Barbieri Employment Agreement), Mr. Barbieri shall be paid all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination. In the event Mr. Barbieri is terminated by the Company without Cause, including following a Change in Control (as defined by the Barbieri Employment Agreement), he will be eligible, subject to certain conditions, for severance pay that is equal to 12 months of Mr. Barbieri’s base bay, provided that he executes and does not revoke a customary general release of claims against the Company and its affiliates, officers, directors, agents, and employees (the “Severance Payment”).

iii.	Termination by the Employee with Cause: If Mr. Barbieri terminates his employment with the Company with Cause, including a termination with Cause following a Change in Control, he will be eligible, subject to certain conditions, for a Severance Payment. In the event of a termination of employment by Mr. Barbieri with Cause following a Change in Control, all unvested stock options previously issued to him shall become immediately vested and exercisable.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	3/24/2016	12,500	0	0	$9.60	3/24/2026	0	0	0	0
	1/22/2018	9,375	0	0	$31.20	1/22/2028	0	0	0	0
	12/20/2018	18,750	0	0	$18.00	12/20/2028	0	0	0	0
	12/19/2019	15,625	0	0	$22.48	12/19/2029	0	0	0	0
Zackary Irani	12/10/2020	9,827	0	0	$50.88	12/10/2030	0	0	0	0
	12/9/2021	9,375	3,125	0	$35.68	12/9/2031	0	0	0	0
	12/7/2023	6,563	6,562	0	$13.36	4/20/2033	0	0	0	0
	12/13/2023	4,844	14,531	0	$7.91	12/13/2033	0	0	0	0
	12/13/2024	0	0	0	$-		31,250	78,438	0	0
	3/24/2016	4,375	0	0	$9.60	3/24/2026	0	0	0	0
	1/22/2018	3,125	0	1	$31.20	1/22/2028	0	0	0	0
	12/20/2018	6,250	0	2	$18.00	12/20/2028	0	0	0	0
Allen Barbieri	12/19/2019	6,250	0	3	$22.48	12/19/2029	0	0	0	0
	12/10/2020	3,750	0	4	$50.88	12/10/2030	0	0	0	0
	12/9/2021	5,625	0	5	$35.68	12/9/2031	0	0	0	0
	12/7/2023	6,250	0	6	$13.36	4/20/2033	0	0	0	0
	12/13/2023	12,500	0	7	$7.91	12/13/2033	0	0	0	0
	12/13/2024	0	0	0	$-		13,750	34,513	0	0
	4/6/2023	6,250	6,250	0	$13.92	4/6/2033	0	0	0	0
Gary Lu	12/13/2023	4,844	14,531	0	$7.91	12/13/2033	0	0	0	0
	12/13/2024	0	0	0	$-		20,625	51,769	0	0

(1)	The vesting dates coincide with the option grant date annually for options held at the fiscal year-end.

(2)	For Mr. Zackary Irani, 25% of the option awards granted on 12/7/2023 vested immediately, while the remaining 75% will vest in equal instalments over a 36-month period. The option awards granted to him on 1/22/2018 also vested in equal instalments over a 36-month period. All other option awards granted to Mr. Zackary Irani vest in equal instalments over a 48-month period. All restricted stock awards granted to Mr. Zackary Irani are subject to the same 48-month vesting schedule.

(3)	For Mr. Allen Barbieri, 100% of the option awards granted on 12/7/2023 vested immediately. All other share option awards granted to Mr. Allen Barbieri cliff-vest after 12-months All restricted stock awards granted to Mr. Allen Barbieri are subject to the same 12-month cliff.

(4)	All share option awards granted to Mr. Gary Lu vest in equal annual instalments over a 4-year period. All restricted stock awards granted to Mr. Gary Lu are subject to the same 4-year vesting schedule.

ITEM 402(v) PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The tabular disclosure of pay versus performance, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, pertains to the relationship between executive compensation actually paid and certain financial performance metrics of the Company. The following table sets forth information concerning compensation actually paid (the “CAP”) to our principal executive officer (the “PEO”) and our non-PEO named executive officers (the “NEOs”) versus our total shareholder return (the “TSR”) and net income (loss) performance results for the fiscal years ended May 31, 2025, 2024, and 2023. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the measurement CAP is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation reported in the Summary Compensation Table (the “SCT”) and the compensation decisions described in the section entitled “Executive Compensation Information”.

Fiscal Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return ($) (4)	Net Income (Loss) ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	201,034	177,700	$219,848	198,219	10.89	(4,973,000)
2024	360,103	199,836	$314,810	238,392	16.59	(5,978,000)
2023	141,250	(108,437)	$174,027	110,778	39.14	(7,140,000)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for our chief executive officer, Mr. Zackary Irani, (our PEO) for each corresponding year in the “Total” column of the SCT. Refer to “Executive Compensation – Summary Compensation Table”

(2)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs (excluding our PEO) in the “Total” column of the SCT. The Non-PEO NEOs included in the table above were as follows:

●	For 2025: Mr. Allen Barbieri and Mr. Gary Lu
●	For 2024: Mr. Allen Barbieri and Mr. Gary Lu
●	For 2023: Mr. Allen Barbieri, Mr. Gary Lu, and Mr. Steve Sloan

(3)	The dollar amounts reported in columns (c) and (e) represent the CAP to Mr. Zackary Irani, and the average CAP to our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, to calculate CAP, compensation related to equity awards were remeasured based on the following: For stock options, a Black-Scholes (“BSM”) option-pricing model was used as of the applicable year-end date, or, in the case of vested options, the vesting date. The BSM model requires us to make assumptions and judgments regarding the variables used in the calculation, including the expected remaining term, expected volatility, and the expected risk-free rate. For restricted stock awards, the closing market price of the Company’s common stock was used as of the applicable year-end date, or in the case of vested restricted stock awards, the vesting date. The valuation assumptions used to calculate the CAP shown in the table were materially consistent with those used to calculate our share-based compensation expense, as disclosed in our 2025 Annual Report on Form 10-K.

The 2025 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2025 SCT	201,034	219,848
Less: value of equity awards reported in SCT	(78,438)	(43,141)
Add: year-end value of equity awards granted in 2025 that are unvested and outstanding	95,313	52,422
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(16,608)	(7,945)
Add: fair market value of equity awards granted in 2025 and that vested in 2025	-	-
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2025	(23,601)	(22,966)
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2025	-	-
Compensation Actually Paid for 2025	177,700	198,219

The 2024 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2024 SCT	360,103	314,810
Less: value of equity awards reported in SCT	(210,103)	(122,518)
Add: year-end value of equity awards granted in 2024 that are unvested and outstanding	102,614	57,148
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(47,169)	(25,380)
Add: fair market value of equity awards granted in 2024 and that vested in 2024	20,914	19,918
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2024	(26,523)	(5,585)
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2024	-	-
Compensation Actually Paid for 2024	199,836	238,392

The 2023 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2023 SCT	141,250	174,027
Less: value of equity awards reported in SCT	-	(46,699)
Add: year-end value of equity awards granted in 2023 that are unvested and outstanding	-	35,934
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(264,287)	-
Add: fair market value of equity awards granted in 2023 and that vested in 2023	-	-
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2023	14,600	4,840
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2023	-	(57,323)
Compensation Actually Paid for 2023	(108,437)	110,778

(4)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2021. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the measurement period and the Company’s share price at the beginning of the measurement period.

(5)	The dollar amounts reported in column (g) represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of the Relationship between Compensation Actually Paid and Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationship between (1) information presented in the Pay Versus Performance table above and (2) the executive CAP to our PEO and, on average, to our other Non-PEO NEOs over the Company’s three most recently completed fiscal years.

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financials and primary focus on research and development of diagnostic-guided therapy products to treat gastrointestinal diseases, our Company has not historically utilized net income (loss) as a performance measure for our executive compensation program. However, as the inFoods product has now launched, the Board will evaluate the relationship between our total revenues and net income (loss) and CAP to our PEO and Non-PEO NEOs going forward.

Compensation Actually Paid and TSR

The following graph sets forth the relationship between CAP to our PEO, the average CAP for our Non-PEOs, and the Company’s TSR over the period covering 2025, 2024, and 2023.

Compensation Actually Paid Versus Cumulative TSR
Total Shareholder Return (Growth of $100 Investment)
CAP ($1000s)
120.00
90.00
60.00
30.00
0.00
-30.00
$500
$375
$250
$125
$0
-$125
$100
$39
$-
$-
$(108)
$111
$200
$238
178
198
2022
2023
2024
2025
PEO
Non-PEO NEOs
TSR

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

INDEPENDENT DIRECTOR COMPENSATION

Our Independent Directors receive a cash component in addition to an equity component as part of their annual Board retainer fee. The cash component of Board retainer fees is paid quarterly, while stock options typically vest on the one-year anniversary date of issuance. The compensation of directors is subject to review and adjustment from time to time by the Board.

The annual cash retainer fees are paid according to the following schedule:

DIRECTOR COMPENSATION
Annual Cash Retainer	$45,000
Committee Chair Stipends:
Audit	$15,000
Compensation	$7,500
Nominating and Corporate Governance	$7,500

The following table presents the compensation of Independent Directors for the fiscal year ended May 31, 2025.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards Value ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Value ($)
Catherine Coste	$60,000	26,669	(1)	-	-	-	-	$86,669
Jane Emerson, M.D., Ph.D.	$52,500	26,669	(2)	-	-	-	-	$79,169
David Moatazedi	$52,500	26,669	(3)	-	-	-	-	$79,169

(1)	At fiscal year ended May 31, 2025, Ms. Catherine Coste had 22,125 option awards outstanding and 10,625 restricted stock awards outstanding.
(2)	At fiscal year ended May 31, 2025, Dr. Jane Emerson had 297,000 option awards outstanding and 10,625 restricted stock awards outstanding.
(3)	At fiscal year ended May 31, 2025, Mr. David Moatazedi had 132,000 option awards outstanding and 10,625 restricted stock awards outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board reviews, approves, and/or ratifies all transactions involving related persons. The purpose of the review is to determine that such transactions are not conducted on terms that are materially less favorable to the Company than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving directors, to determine whether such transactions affect the independence of a director in accordance with the relevant rules and standards issued by the SEC.

Other than as described under the headings “Executive Compensation” and “Independent Director Compensation” above, since June 1, 2024, there has not been, and there is not currently proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

●	we or our subsidiaries were or will be a participant;
●	the amount involved exceeded or exceeds $120,000; and
●	any of our directors, executive officers, beneficial owners of more than 5% of any class of our voting securities, any member of the immediate family of any such director or executive officer, or any person (other than a tenant or employee) sharing the household of any such director or executive officer had or will have a direct or indirect material interest.

LEGAL PROCEEDINGS

There are no legal proceedings related to any of our directors, director nominees, or executive officers which are required to be disclosed pursuant to applicable SEC rules.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an advisory, non-binding vote on the Company’s compensation paid to its Named Executive Officers as disclosed in this Proxy Statement.

Accordingly, in accordance with the rules adopted by the Securities and Exchange Commission, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers of Biomerica, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Stockholders are encouraged to read the accompanying compensation tables and the related narrative disclosure for more information about the Company’s executive compensation program.

Vote Required and Board Recommendation

Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined that the Company will hold future advisory votes on executive compensation every year.

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required to approve, on a non-binding advisory basis, the Named Executive Officers’ compensation.

Our Board Recommends that the Stockholders Vote “FOR” the Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under applicable law and the procedures adopted by the Company’s Board, the Audit Committee selects the Company’s independent registered public accounting firm for each fiscal year. The Audit Committee has selected Haskell & White LLP (“H&W”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026. H&W is a registered independent public accounting firm and has served as the Company’s independent registered public accounting firm since the fiscal year ended May 31, 2022.

Although stockholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Board, the Audit Committee’s selection of H&W as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026 is being submitted for ratification by the stockholders at the Annual Meeting because the Company’s Board has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of H&W. Even if the selection of H&W is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of H&W are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

The approximate aggregate fees billed for professional services by our auditors in the fiscal years ended May 31, 2025 and 2024 were as follows:

	FISCAL YEAR	FISCAL YEAR
	2025	2024
FEES	($)	($)
Audit Fees(1)	$163,650	$154,000
Audit and review of the financial statements
Tax Fees(2)	21,037	19,887
Tax Consulting Services
All Other Fees(3)	8,000	23,040
Total	$192,687	$177,040

(1) Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in our Forms 10-Q, and for any other services that are normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

(2) Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

(3) All Other Fees consist of the aggregate fees billed for products and services provided by our auditors and not otherwise included in Audit Fees, Audit Related Fees, or Tax Fees. These include services such as providing consent for the Form S-3 filing.

The Audit Committee has considered that the provision of the above services has not impaired the principal accountant’s ability to maintain independence.

It is the policy of the Audit Committee that all audit and permissible non-audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee on a case-by-case basis. All of the above-described services provided by our auditors were approved in advance by the Audit Committee under Item 2-01(c)(7)(i)(C) of Regulation S-X.

Vote Required and Board Recommendation

The vote on this proposal is advisory in nature, so it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors, when making its decision about the selection of H&W as the Company’s independent public accounting firm for the fiscal year ending May 31, 2026.

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required to ratify, on an advisory basis, the selection of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2026.

Our Board Recommends that the Stockholders Vote “FOR” the Proposal to Ratify Haskell & White, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending May 31, 2026.

PROPOSAL NO. 4

TO APPROVE AN AMENDMENT TO OUR 2024 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 200,000 SHARES

Our Board believes that the incentive awards under the 2024 Stock Incentive Plan is a critical tool in enabling eligible employees, officers, non-employee directors and other service providers to develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders.

On October 8, 2025, the Board, on the recommendation of our Compensation Committee, approved an amendment to the 2024 Stock Incentive Plan (the “2024 Incentive Plan Amendment”), subject to the approval of our stockholders, which we are seeking at the Annual Meeting. A copy of the 2024 Incentive Plan Amendment is attached as Exhibit A to this Proxy Statement.

The 2024 Incentive Plan Amendment increases the total number of shares of our Common Stock available for issuance under the 2024 Stock Incentive Plan by 200,000 shares to a total of 400,000 shares. Of the initial 200,000 shares of our Common Stock reserved for issuance under the 2024 Stock Incentive Plan, as of the Record Date, 121,127 shares of our common stock have been issued under the 2024 Incentive Plan or are subject to outstanding stock options and restricted common stock awards under the 2024 Incentive Plan leaving 78,873 shares available for new awards. The Board believes the 2024 Incentive Plan Amendment is necessary for the Company and its affiliates to continue to attract and retain employees, directors, consultants and independent contractors who serve and will in the future serve the Company and its affiliates by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of our stockholders.

If our stockholders approve the 2024 Incentive Plan Amendment, the Compensation Committee will have broad discretion over the grant of the additional shares of our Common Stock to any employee or executive officer or member of the Board of the Company, including but not limited to our named executive officers in such amounts as the Compensation Committee believes to be appropriate and in the best interest of the Company, which may require Board approval but without further stockholder approval. If our stockholders do not approve the 2024 Incentive Plan Amendment, the Company will continue to operate the 2024 Incentive Plan under its current provisions, but will be limited in its ability to make future grants and incentives under the 2024 Stock Incentive Plan to individuals whom we believe are and in the future will be critical to the Company’s success.

Except for the increase in the total number of shares of our Common Stock available for issuance under the 2024 Stock Incentive Plan by 200,000 shares to a total of 400,000 shares pursuant to the 2024 Incentive Plan Amendment, the terms of the 2024 Stock Incentive Plan will remain the same.

Description of the 2024 Stock Incentive Plan

The following summary description of the 2024 Stock Incentive Plan is qualified in its entirety by reference to the 2024 Stock Incentive Plan, which is filed as Exhibit 4.11 to the Company’s Registration Statement on Form S-8 filed with the SEC on December 20, 2024 and is incorporated herein by reference.

PURPOSE. The 2024 Stock Incentive Plan is intended to provide incentive to employees, officers, directors and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

ADMINISTRATION. The 2024 Stock Incentive Plan is administered by the Company’s Compensation Committee Board.

TYPES OF AWARDS. The Company’s 2024 Stock Incentive Plan provides for the grant of (i) incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) stock options that are not intended to qualify under Section 422 of the Code (“NQSOs”; collectively with ISOs, “Options”). The 2024 Stock Incentive Plan also authorizes the award of shares of restricted Common Stock (“Restricted Stock”).

TERMS AND CONDITIONS OF AWARDS. Options granted under the 2024 Stock Incentive Plan will vest and become exercisable as determined by the Compensation Committee or the Board. Awards will be subject to the terms and restrictions of the awards made by the Compensation Committee or the Board. Option and Restricted Stock award recipients shall enter into a written stock option or Restricted Stock agreement with the Company. The Compensation Committee or the Board has discretionary authority to select participants from among eligible persons and to determine, at the time an Option or Restricted Stock award is granted, when and in what increments shares covered by the Option or Restricted Stock award will vest and may be purchased. In the case of an Option, the Compensation Committee or the Board also has the discretionary authority to determine, at the time such Option is granted, whether the Option is intended to be an ISO or a NQSO, provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum exercise period of ten (10) years or five (5) years in the case of a grantee who holds more than 10% of the outstanding Common Stock. Fair market value is determined by the Board or the Compensation Committee in good faith, for which the Board or Compensation Committee may refer to the price at which the shares traded at the close of business on the date of valuation as quoted on finance.yahoo.com. Such determination will be conclusive and binding on all persons.

ELIGIBLE PERSONS. All officers, directors, and employees of the Company as well as certain consultants, advisors and other persons expected to provide bona fide services to the Company are eligible to participate in the 2024 Stock Incentive Plan. ISOs and Restricted Stock may be granted to the officers and employees of the Company. NQSOs and Restricted Stock awards may be granted to the directors, officers, employees, agents, and consultants of the Company or any of its subsidiaries. As of October 8, 2025, there were approximately forty employees and three non-employee directors eligible to participate in the 2024 Stock Incentive Plan.

Under current law, ISOs may not be granted to any director or consultant of the Company who is not an employee.

SHARES SUBJECT TO THE PLAN. The aggregate number of shares of our Common Stock currently available for issuance under the 2024 Stock Incentive Plan is 200,000 shares. Of that number, 121,127 shares of our Common Stock have been issued under the 2024 Stock Incentive Plan or are subject to outstanding awards under the 2024 Stock Incentive Plan as of the October 8, 2025. If the 2024 Incentive Plan Amendment is approved by our stockholders, the number of shares of our common stock reserved for issuance under the 2024 Stock Incentive Plan will increase by 200,000 shares – from 200,000 shares to 400,000 shares.

TERM OF THE PLAN. Unless previously terminated by the Board, the 2024 Stock Incentive Plan will terminate on December 7, 2033, and no Options or Restricted Stock may be granted under the Plan thereafter, but existing options and Restricted Stock will remain in effect until the Options or Restricted Stock are exercised or vested or terminated by their terms.

TERM OF OPTIONS. Each stock option must terminate no more than ten (10) years from the date it is granted or five (5) years in the case of ISOs granted to an employee who is deemed to own in excess of ten percent (10%) of the combined voting power of the Company’s outstanding equity stock. Stock Options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at the stated time periods or intervals during the term of the stock option.

OPTION EXERCISE. The exercise price of any Stock Option granted under the 2024 Stock Incentive Plan is payable in full in cash. The Company may provide for other payment mechanisms, including making loans available to option holders to exercise stock options evidenced by a promissory note executed by the option holder, which notes may, but are not required to be secured by a pledge of Common Stock issued upon exercise of the option.

AMENDMENT AND TERMINATION OF THE PLAN. The Board may, without affecting any outstanding stock options, from time-to-time revise or amend the 2024 Stock Incentive Plan and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares of Restricted Stock or Stock Options that may be issued under the 2024 Stock Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of awards under the 2024 Stock Incentive Plan. This summary is not an exhaustive description and does not describe all applicable federal, state, or local tax laws.

INCENTIVE STOCK OPTIONS. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder’s “alternative minimum tax” under the Code.

If an option holder does not dispose of such shares of Common Stock within two (2) years after the ISO was granted or one (1) year after the ISO was exercised, whichever is later (any such disposition, a “disqualifying event”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying Common Stock.

If an option holder makes a “disqualifying disposition,” the option holder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of such Common Stock minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

NON-QUALIFIED STOCK OPTIONS. No income is realized by an option holder upon the grant of an NQSO with an exercise price equal to or greater than the fair market value of the underlying common stock on the date of the grant. Upon the exercise of an NQSO, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Upon subsequent sales of Common Stock received upon exercise of NQSO’s, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the option holder’s hands.

RESTRICTED STOCK. Generally, a participant who has been awarded Restricted Stock will not realize taxable income at the time of the award, and the Company will not be entitled to a deduction at that time; provided, however, that the participant may elect to treat the value of the shares as income at the time of receipt (without regard to restrictions) by filing with the IRS (with a copy to the Company) an election under Section 83(b) of the Code no later than thirty (30) days after the issuance date. In the absence of an election under Section 83(b), when the restrictions on the Restricted Stock lapse, the participant will have ordinary income and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares at the time the restrictions lapse.

NEW PLAN BENEFITS. If our stockholders approve this proposal, the additional shares of our Common Stock that would become reserved for issuance under the 2024 Stock Incentive Plan would be immediately available to grant equity awards to eligible plan participants. The number of awards (if any) that may be received by individual consultants, members of the Board, employees or groups of employees under our Plan is at the discretion of our Board and therefore cannot be determined in advance.

Equity Compensation Plan Information

The following table sets forth information as of May 31, 2025 relating to all our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options or rights (in thousands)	Weighted Average exercise price of outstanding options or rights	Number of securities remaining available for future issuance under equity compensation plans (in thousands)
Equity compensation plans approved by security holders	413,866	$19.29	153,038
Equity compensation plans not approved by security holders	-	-	-
Total	413,866	$19.29	153,038

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required for the approval of the amendment to the 2024 Stock Incentive Plan.

Our Board Recommends that the Stockholders Vote “FOR” the Proposal to Approve the amendment to the 2024 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 200,000 shares.

PROPOSAL NO. 5

TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFIATE OF INCORPORATION TO AUTHORIZE THE BOARD, AT THEIR DISCRETION, TO EFFECT AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 25,000,000 TO 300,000,000

Our Amended and Restated Certificate of Incorporation, as amended (the “Articles”) authorizes us to issue a total of 30,000,000 shares, consisting of two classes as follows: (a) 25,000,000 shares of Common Stock, and (b) 5,000,000 shares of preferred stock (the “Preferred Stock”), each with a par value of $0.08 per share. Our Board has approved and is seeking stockholder approval of discretionary authority to file, an amendment to the Articles (the “Authorized Shares Amendment”) to implement an increase in the number of shares of authorized Common Stock from 25,000,000 shares to 300,000,000 shares (the “Authorized Share Increase”). The form of the proposed amendment to the Articles to increase the number of authorized shares of Common Stock is attached as Exhibit B to this Proxy Statement.

The Board has unanimously determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders. In accordance with the DGCL, we are hereby seeking approval of the Authorized Shares Amendment by our stockholders and recommend that our stockholders approve the Authorized Share Increase Proposal.

Purpose of the Authorized Share Increase

The Board believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving our flexibility to promptly and appropriately use its Common Stock for business and financial purposes in the future. These business opportunities may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under stock plans, and other types of general corporate purpose transactions. Without an increase in the number of authorized shares of Common Stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth. We believe that it is important to have the flexibility to issue shares of Common Stock beyond the limited amount remaining.

Potential Effects of Approving the Authorized Shares Amendment

The proposed increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue the additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed. The issuance of additional shares of Common Stock may decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their Common Stock. The perception that there might be additional dilution to our existing stockholders may put pressure on our stock price.

While the issuance of additional shares of Common Stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares and the other reasons set forth above, which, among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized shares of Common Stock is not prompted by any specific effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock as compared to the then-existing market price. Although the issuance of additional shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the Authorized Shares Amendment is not in response to any effort to which the Company is aware to accumulate Common Stock or obtain control of the Company.

The additional authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock currently outstanding. Stockholders do not have preemptive rights with respect to our Common Stock. Therefore, should the Board determine to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof. We can provide no assurance that we will be successful in amending the Articles to increase the number of shares of Common Stock that are available for issuance, or that the Authorized Shares Increase will not have an adverse effect on our stock price.

Potential Effects of Not Approving the Authorized Share Increase Proposal

If the Company’s stockholders do not approve the Authorized Share Increase, then the Company will not be able to increase the total number of authorized shares of Common Stock from 25,000,000 to 300,000,000 which, therefore, could prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets.

Vote Required and Board Recommendation

Pursuant to the DGCL, this proposal must be approved by the affirmative vote of the majority of the votes cast on the matter. Abstentions with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have no effect on this proposal.

Our Board Recommends that Our Stockholders Vote “FOR” Approval Granting the Board Discretionary Authority to Amend the Amended And Restated Certificate Of Incorporation To Increase The Number Of Authorized Shares Of Common Stock from 25,000,000 to 300,000,000.

PROPOSAL NO. 6

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING

To consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to establish a quorum, which proposal we refer to as the “Adjournment Proposal.”

Vote Required and Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote is required for the Adjournment Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST”, or “ABSTAIN” on the Adjournment Proposal, your shares will be voted in accordance with the recommendation of our Board, which is “FOR” the Adjournment Proposal. Abstentions will have no effect with respect to the vote on the Adjournment Proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Our Board Recommends that Our Stockholders Vote “FOR” the Adjournment Proposal.

OTHER BUSINESS

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, matters of which management is not currently aware may arise before the occurrence of the Annual Meeting or any adjournment thereof. The proxy confers discretionary authority with respect to acting on such matters, and the persons named in the proxy intend to vote, act, and consent in accordance with their best judgment with respect thereto.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our Board has adopted a policy that encourages our directors to attend our annual stockholder meetings. The annual meeting of stockholders held on December 7, 2024 was attended by all five (5) of the incumbent directors for that year. It is expected that a majority of the directors will be in attendance at the 2025 Annual Meeting.

ANNUAL REPORT

Additional copies of our Annual Report on Form 10-K for the fiscal year ended May 31, 2025 may be obtained without charge by writing to 17571 Von Karman Avenue, Irvine, California 92614. Exhibits to our Annual Report on Form 10-K will be mailed upon request therefor by a holder or a beneficial owner of our common stock accompanied by a payment of specified fees to cover the costs of copying and mailing such materials. The Annual Report does not form any part of the material for the solicitation of the proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may communicate with our Board, a committee of our Board, or a director by sending a letter addressed to the Board, a committee, or a director c/o Corporate Secretary, Biomerica Inc., 17571 Von Karman Avenue, Irvine, California 92614. All communications will be compiled by our corporate Secretary and forwarded to the Board, the committee, or the director accordingly.

CORPORATE GOVERNANCE

The Company’s Corporate Governance Policy and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers, and employees of the Company, including executive officers, are available on the Company’s web site at www.biomerica.com. Stockholders may also obtain free of charge printed copies of this policy by writing to the Corporate Secretary of the Company at our principal executive offices.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of securities to file initial reports of ownership of our stock and reports of changes in such ownership with the SEC. To our knowledge, all required filings pursuant to Section 16(a) were timely made during the fiscal year ended May 31, 2025.

INSIDER TRADING POLICY

We also maintain a Policy on Insider Trading governing the purchase or sale of our securities by our officers, directors and employees and consultants, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. We consider it improper and inappropriate for any employee, officer or director to engage in short-term or speculative transactions in our securities. The Policy on Insider Trading specifically prohibits officers, directors and other employees and consultants from engaging in short sales, margin accounts, pledging or hedging transactions of our securities. A copy of the Policy on Insider Trading Policy was filed as Exhibit 19.1 to our 2025 Annual Report.

COMPENSATION RECOVERY POLICY

We believe that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and reinforces our pay-for-performance compensation philosophy. We have adopted a compensation recovery policy, which has been filed as an exhibit to our 2025 Annual Report. The compensation recovery policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws and describes certain remedies available to the Board to address executive officers who have engaged in fraudulent or other intentional misconduct. Our compensation recovery policy applies to any compensation paid to executive officers that is granted, earned, or vested based wholly or in part upon attainment of a financial reporting measure.

EMPLOYEE, DIRECTOR, AND OFFICER HEDGING

We have not adopted any policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are Company stockholders will be “householding” the proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the proxy materials, please notify your broker or the Company. Direct your written request to Biomerica, Inc., 17571 Von Karman Avenue, Irvine, California 92614, Attention: Corporate Secretary. The Company undertakes to promptly deliver a separate set of the proxy materials promptly upon receiving your written request. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

SEC rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any eligible stockholder who desires to have a proposal considered for inclusion in our fiscal year 2026 proxy solicitation materials, including director nominations, must cause their proposals to be received in writing by our Secretary at 17571 Von Karman Avenue, Irvine, California 92614 no later than June 18, 2026. The Board will review new proposals from eligible stockholders if they are received in writing by June 18, 2026. Proposals must be submitted in accordance with our bylaws and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder’s name and address, as they appear on our records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

A stockholder’s notice to the Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person’s name, age, business address and residence address, (ii) the person’s principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board so requests, any person nominated for election to the Board shall furnish to our Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

By Order of the Board of Directors,

Irvine, California	/S/ ZACKARY S. IRANI
October 20, 2025	Chief Executive Officer and Director

EXHIBIT A

BIOMERICA, INC.

FIRST AMENDMENT TO 2024 STOCK INCENTIVE PLAN

This First Amendment (the “Amendment”) to the 2024 Stock Incentive Plan (the “Plan”) of Biomerica, Inc. (the “Company”), is made as December 12, 2025. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.

W I T N E S S E T H:

WHEREAS, Section 12.2 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time;

WHEREAS, the Board desires to increase the number of shares of Common Stock reserved for issuance under the Plan from 200,000 to 400,000, subject to approval by the Company’s stockholders.

NOW, THEREFORE, be it effective as of the date of approval by the Company’s stockholders, the Plan is hereby amended as follows:

1. Amendment to Section 3.1. Section 3.1 of the Plan is hereby amended and restated in its entirety, to read as follows:

3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares reserved and available for issuance under the Plan shall not exceed 400,000. Pursuant to this overall limitation, the maximum aggregate number of Common Shares available for issuance under Awards that qualify as NSOs, ISOs or restricted common stock awards shall not exceed 400,000 shares. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 9.

2. This Amendment shall be subject to approval by the stockholders of the Company within 12 months after the date this Amendment is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws.

3. Except as set forth herein, the 2024 Stock Incentive Plan shall remain in full force and effect without modification.

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BIOMERICA, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

Biomerica, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (1) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Corporation’s common stock; (2) declaring such amendment to be advisable, and (3) directing that such amendment be considered at the annual meeting of stockholders held on December 12, 2025.

SECOND: That upon the effectiveness of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Incorporation is hereby amended by replacing the first paragraph and subsection (a) of Article IV as follows:

“This Corporation is authorized to issue two classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 305,000,000 shares, par value $.08, consisting of:

(a) 300,000,000 shares of Common Stock; and”

THIRD: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of the necessary number of shares of capital stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment at the annual meeting of stockholders held on December 12, 2025 upon notice in accordance with the provisions of Section 222 of the Delaware General Corporation Law.

FOURTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed by Zackary S. Irani, its Chief Executive Officer, this _____ day of _____, 2025.

BIOMERICA, INC.

By:
Zackary S. Irani
Chief Executive Officer and Director

BIOMERICA, INC.
17571 VON KARMAN AVENUE
IRVINE, CALIFORNIA 92614

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BMRA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80574-P39262 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMERICA, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Zackary Irani
02) Allen Barbieri
03) Eric Bing Chin, CPA
04) Gary Huff
05) David Moatazedi

The Board of Directors recommends you vote FOR the following proposals:

Note: We may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V80575-P39262

BIOMERICA, INC.
Annual Meeting of Stockholders
December 12, 2025 10:00 a.m. PST
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Gary Lu, as proxy, with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common/Preferred Stock of BIOMERICA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. PST, on December 12, 2025, at virtually www.virtualshareholdermeeting.com/BMRA2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side